Exhibit 99.1
MGM GROWTH PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
Las Vegas, Nevada, February 14, 2019 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter and year ended December 31, 2018 for its real estate investment trust (“REIT”) operations and its taxable REIT subsidiary (“TRS”) operations. Net income attributable to MGP Class A shareholders for the quarter was $18.6 million, or $0.26 per dilutive share and for the year ended December 31, 2018 was $67.1 million, or $0.94 per dilutive share.
Financial highlights for the fourth quarter of 2018:

•	Rental revenue was $186.6 million;

•	Consolidated net income was $68.6 million, or $0.26 per diluted Operating Partnership unit, which consisted of $54.5 million of net income from the REIT and $14.0 million of net income from the TRS;

•	Funds From Operations(1) (“FFO”) was $133.5 million, or $0.50 per diluted Operating Partnership unit;

•	Adjusted Funds From Operations(2) (“AFFO”) was $152.4 million, or $0.57 per diluted Operating Partnership unit;

•	Adjusted EBITDA(3) was $209.7 million; and

•	General and administrative expenses were $6.1 million, which included $2.9 million of costs incurred for transactions that did not sign or close.
Financial highlights for the year ended December 31, 2018:

•	Rental revenue was $746.3 million;

•
Consolidated net income was $244.7 million for the year, or $0.92 per diluted Operating Partnership unit, which consisted of $218.4 million of net income from the REIT and $26.3 million of net income from the TRS;

•	FFO was $526.2 million for the year, or $1.98 per diluted Operating Partnership unit;

•	AFFO was $593.4 million for the year, or $2.23 per diluted Operating Partnership unit;

•	Adjusted EBITDA was $797.7 million for the year; and

•	General and administrative expenses were $16.2 million.

On December 20, 2018, the Company entered into a definitive agreement with MGM Resorts International (“MGM Resorts”) whereby the Company will pay MGM Resorts consideration of $637.5 million for renovations undertaken by MGM Resorts regarding the Park MGM and NoMad Las Vegas property. In connection with the closing of the transaction, the existing master lease agreement between a subsidiary of MGP and a subsidiary of MGM Resorts (the “Master Lease”) will be amended to provide that the annual rent payment from MGM Resorts will increase by $50.0 million, prorated for the remainder of the lease year. Consistent with the Master Lease terms, 90% of the increased rent will be fixed and will contractually grow at 2% per year until 2022.  The transaction is expected to close in the first quarter of 2019 and is subject to customary closing conditions.

On January 29, 2019, the Company acquired the real property associated with the Empire City Casino’s race track and casino ("Empire City") from MGM Resorts in exchange for the issuance of 12.9 million Operating Partnership units to a subsidiary of MGM Resorts and the assumption of $246.0 million of debt, which was immediately repaid at closing. Empire City was added to the existing Master Lease between the Landlord and the Tenant and as a result the annual rent payment increased by $50 million, prorated for the remainder of the lease year.

“MGP successfully executed on all aspects of our business strategy to drive sustainable dividend growth and long-term value creation in 2018. We announced the transactions for Hard Rock Rocksino Northfield Park, Empire City Casino real estate and the Park MGM improvements, all of which are expected to be accretive to AFFO and further diversify our portfolio of premier destination assets. These three transactions will add an additional $160 million of rental revenue representing a 21% increase in our run-rate rental revenue,” said James Stewart, CEO of MGM Growth Properties. “We are very proud of our accomplishments in 2018 and remain focused on continuing to add high quality leisure assets to our portfolio in the coming year.”

The following table provides a reconciliation of MGP’s net income to FFO, AFFO and Adjusted EBITDA for the three months ended December 31, 2018:

	Three Months Ended December 31, 2018
	Consolidated	REIT	TRS
	(In thousands, except unit and per unit amounts)
Reconciliation of Non-GAAP Financial Measures
Net income(2)	$68,551	$54,509	$14,042
Real estate depreciation	63,501	63,501	—
Property transactions, net	1,468	1,468	—
Funds From Operations	133,520	119,478	14,042
Amortization of financing costs and cash flow hedges	2,776	2,776	—
Non-cash compensation expense	577	577	—
Net effect of straight-line rent and amortization of deferred revenue	5,074	5,074	—
Other depreciation and other amortization(1)	6,487	—	6,487
Acquisition-related expenses	1,792	1,546	246
Amortization of above market lease, net	172	172	—
Other non-operating expenses	782	782	—
Provision for income taxes - REIT	1,251	1,251	—
Adjusted Funds From Operations	152,431	131,656	20,775
Interest income(2)	(28)	(28)	—
Interest expense(2)	58,283	58,283	—
Amortization of financing costs and cash flow hedges	(2,776)	(2,776)	—
Provision for income taxes - TRS	1,824	—	1,824
Adjusted EBITDA	$209,734	$187,135	$22,599
Weighted average Operating Partnership units outstanding
Basic	266,143,004
Diluted	266,345,920

Net income per Operating Partnership units outstanding
Basic	$0.26
Diluted	$0.26

FFO per Operating Partnership unit
Diluted	$0.50
AFFO per Operating Partnership unit
Diluted	$0.57
(1) Other depreciation and other amortization includes both real estate and equipment depreciation and amortization of intangible assets from the TRS.
(2) Net income, interest income and interest expense is net of intercompany interest eliminations of $5.6 million for the three months ended December 31, 2018.

The following table provides a reconciliation of MGP’s net income to FFO, AFFO and Adjusted EBITDA for the twelve months ended December 31, 2018:

	Twelve Months Ended December 31, 2018
	Consolidated	REIT	TRS
	(In thousands, except unit and per unit amounts)
Reconciliation of Non-GAAP Financial Measures
Net income(2)	$244,702	$218,434	$26,268
Real estate depreciation	261,184	261,184	—
Property transactions, net	20,319	20,319	—
Funds From Operations	526,205	499,937	26,268
Amortization of financing costs and cash flow hedges	12,572	12,572	—
Non-cash compensation expense	2,093	2,093	—
Net effect of straight-line rent and amortization of deferred revenue	16,969	16,969	—
Other depreciation and other amortization(1)	11,847	—	11,847
Acquisition-related expenses	8,887	6,149	2,738
Amortization of above market lease, net	686	686	—
Other non-operating expenses	7,191	7,191	—
Provision for income taxes - REIT	6,922	6,922	—
Adjusted Funds From Operations	593,372	552,519	40,853
Interest income(2)	(2,501)	(2,501)	—
Interest expense(2)	215,532	215,532	—
Amortization of financing costs and cash flow hedges	(12,572)	(12,572)	—
Provision for income taxes - TRS	3,913	—	3,913
Adjusted EBITDA	$797,744	$752,978	$44,766
Weighted average Operating Partnership units outstanding
Basic	266,131,712
Diluted	266,319,797

Net income per Operating Partnership units outstanding
Basic	$0.92
Diluted	$0.92

FFO per Operating Partnership unit
Diluted	$1.98
AFFO per Operating Partnership unit
Diluted	$2.23

(1) Other depreciation and other amortization includes both real estate and equipment depreciation and amortization of intangible assets from the TRS.
(2) Net income, interest income and interest expense is net of intercompany interest eliminations of $10.9 million for the twelve months ended December 31, 2018.

Financial Position
The Company had $59.8 million of cash and cash equivalents as of December 31, 2018. Cash received from rent payments under the Master Lease for the quarter and year ended December 31, 2018 was $192.6 million and $766.9 million, respectively.
On January 15, 2019, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) made a cash distribution of $119.1 million relating to the fourth quarter dividend, $87.3 million of which was paid to subsidiaries of MGM Resorts and $31.7 million of which was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.4475 per share.

On December 11, 2018, with respect to debt outstanding under term loan B facility, the Operating Partnership entered into interest rate swap agreements that mature in December 2024 with a total $400 million notional amount. The weighted average fixed rate paid is 2.735%, and the variable rate received resets monthly to the one-month LIBOR, with no minimum floor. The swaps will become effective on December 31, 2019.
On January 25, 2019, the Operating Partnership issued $750 million in aggregate principal amount of 5.75% senior notes due 2027. The net proceeds of this offering were used to repay outstanding revolver draws, which primarily related to payments for acquisitions completed in 2018 or expected to be completed in 2019 and working capital and general corporate purposes, which may include additional acquisitions.
On January 31, 2019, the Company completed an offering of approximately 19.6 million shares representing limited liability company interests in a registered public offering, which included approximately 2.6 million shares sold pursuant to the exercise in full by the underwriters of their over-allotment option, for net proceeds of approximately $548.3 million after deducting underwriting discounts and commissions and estimated offering expenses. The net proceeds were contributed to the Operating Partnership in exchange for Operating Partnership units. The Operating Partnership used the net proceeds of the offering in part to repay revolver draws, with the balance for general corporate purposes, including the acquisition of real property associated with Empire City from MGM Resorts.

“MGP’s third year as a public company was marked by many achievements highlighted by three dividend increases resulting in an annualized rate of $1.79 per share which represented a total increase of $0.11 per share year over year,” said Andy Chien, CFO of MGM Growth Properties. “On the balance sheet front, MGP was well received by the capital markets as we successfully completed a second follow-on offering, an issuance of $750 million in senior notes, and amendments to our Revolver and Term Loan A and B credit facilities resulting in improvements in our debt maturity profile and providing for more fixed rate debt and greater capacity for future potential acquisitions. Our well-positioned balance sheet is a key driver of long-term value creation for our shareholders by enabling us to continue to execute on accretive acquisitions.”
The Company’s long-term debt at December 31, 2018 was as follows (in thousands):

December 31, 2018
Senior Secured Credit Facility:
Term Loan A Facility	$470,000
Term Loan B Facility	1,799,125
Revolving Credit Facility	550,000
5.625% Senior Notes due 2024	1,050,000
4.50% Senior Notes due 2026	500,000
4.50% Senior Notes due 2028	350,000
Total principal amount of long-term debt	4,719,125
Less: unamortized debt issuance costs	(52,176)
Total long-term debt, net of unamortized debt issuance costs	$4,666,949
Conference Call Details
MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through http://www.mgmgrowthproperties.com/events-and-presentations or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 6000045. A replay of the call will be available through Thursday, February 21, 2019. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10127995. The call will be archived at www.mgmgrowthproperties.com.

1
Funds From Operations (“FFO”) is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus real estate depreciation, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).

2
Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and cash flow hedges, amortization of the above market lease, net, non-cash compensation expense, acquisition related expenses, other non-

operating expenses, provision for income taxes related to the REIT, other depreciation and amortization and the net effect of straight-line rents and amortization of deferred revenue.

3
Adjusted EBITDA is net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net), real estate depreciation, other depreciation and amortization, interest income, interest expense (including amortization of financing costs and cash flow hedges), amortization of the above market lease, net, non-cash compensation expense, acquisition related expenses, other non-operating expenses, provision for income taxes and the net effect of straight-line rents and amortization of deferred revenue.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations of net income to FFO, AFFO and Adjusted EBITDA are included in this release.
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About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP currently owns a portfolio of properties, consisting of 11 premier destination resorts in Las Vegas and elsewhere across the United States, the Hard Rock Rocksino Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, as well as a retail and entertainment district, The Park in Las Vegas. As of December 31, 2018, our destination resorts, the Park, and Northfield Park collectively comprise approximately 27,500 hotel rooms, 2.7 million convention square footage, 150 retail outlets, 300 food and beverage outlets and 20 entertainment venues. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.
This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGP’s expectations regarding its ability to continue to execute on accretive acquisitions, grow its dividend, close its recently announced transactions and create long term value for shareholders. These forward-looking statements involve a number of risks and uncertainties and the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM and the disposition of the operations of the Rocksino to MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties LLC
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues
Rental revenue	$186,563	$185,557	$746,253	$675,089
Tenant reimbursements and other	30,044	28,985	123,242	90,606
Gaming, food, beverage and other	67,387	—	132,949	—
	283,994	214,542	1,002,444	765,695
Expenses
Gaming, food, beverage and other	44,722	—	88,053	—
Depreciation and amortization	69,988	69,882	273,031	260,455
Property transactions, net	1,468	14,918	20,319	34,022
Reimbursable expenses	29,096	28,142	119,531	88,254
Amortization of above market lease, net	172	171	686	686
Acquisition-related expenses	1,792	16,245	8,887	17,304
General and administrative	6,093	3,966	16,178	12,189
	153,331	133,324	526,685	412,910
Operating income	130,663	81,218	475,759	352,785
Non-operating income (expense)
Interest income	28	868	2,501	3,907
Interest expense	(58,283)	(49,177)	(215,532)	(184,175)
Other non-operating	(782)	(183)	(7,191)	(1,621)
	(59,037)	(48,492)	(220,222)	(181,889)
Income before income taxes	71,626	32,726	255,537	170,896
Provision for income taxes	(3,075)	(1,003)	(10,835)	(4,906)
Net income	68,551	31,723	244,702	165,990
Less: Net income attributable to noncontrolling interest	(49,946)	(23,001)	(177,637)	(124,215)
Net income attributable to Class A shareholders	$18,605	$8,722	$67,065	$41,775

Weighted average Class A shares outstanding:
Basic	71,008,881	70,975,569	70,997,589	61,733,136
Diluted	71,211,797	71,124,112	71,185,674	61,916.546

Net income per share attributable to Class A shareholders:
Basic	$0.26	$0.12	$0.94	$0.68
Diluted	$0.26	$0.12	$0.94	$0.67

MGM GROWTH PROPERTIES LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Real estate investments, net	$9,742,225	$10,021,938
Property and equipment, used in operations, net	784,295	—
Cash and cash equivalents	59,817	259,722
Tenant and other receivables, net	14,990	6,385
Prepaid expenses and other assets	37,837	18,487
Above market lease, asset	43,014	44,588
Goodwill	17,915	—
Other intangible assets, net	251,214	—
Total assets	$10,951,307	$10,351,120
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$4,666,949	$3,934,628
Due to MGM Resorts International and affiliates	307	962
Accounts payable, accrued expenses and other liabilities	49,602	10,240
Above market lease, liability	46,181	47,069
Accrued interest	26,096	22,565
Dividend and distribution payable	119,055	111,733
Deferred revenue	163,977	127,640
Deferred income taxes, net	33,634	28,544
Total liabilities	5,105,801	4,283,381
Commitments and contingencies
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 70,911,166 and 70,896,795 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	—	—
Additional paid-in capital	1,712,671	1,716,490
Accumulated deficit	(150,908)	(94,948)
Accumulated other comprehensive income	4,208	3,108
Total Class A shareholders' equity	1,565,971	1,624,650
Noncontrolling interest	4,279,535	4,443,089
Total shareholders' equity	5,845,506	6,067,739
Total liabilities and shareholders' equity	$10,951,307	$10,351,120